UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2010

VIRGIN MEDIA INC.

(Exact name of Registrant as specified in its charter)

Delaware	File No. 000-50886	59-3778247
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

909 Third Avenue, Suite 2863, New York, New York 10022

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, including Area Code: (212) 906-8440

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 2, 2010 the compensation committee (the “Committee”) of the Company’s board of directors (the “Board”), approved the vesting in October 2010 of 95,000 options awarded to Mr. Mark Schweitzer that are due to vest at that time and would otherwise lapse due to Mr. Schweitzer’s intended departure from the business on June 30, 2010.  In order to receive the options, Mr. Schweitzer is required to remain in the Company’s employment through June 30, 2010.  Additionally, 15,000 of those options are subject to performance conditions for the period ending June 30, 2010 and remain subject to those performance conditions.  The Committee also agreed that the options will remain exercisable until June 30, 2011.

The form of the supplemental incentive stock option notice for the time based options is attached as Exhibit 10.1 to this report. The form of the supplemental incentive stock option notice for the performance based options is attached as Exhibit 10.2 to this report.

Item 8.01.  Other Events.

Payment of a quarterly cash dividend

On March 2, 2010 the Board approved the payment of a quarterly cash dividend of $0.04 per share on March 22, 2010 to stockholders of record as of March 12, 2010. Future payments of regular quarterly dividends by the Company are in the Board’s discretion and will be subject to the Company’s future needs and uses of free cash flow, which could include investments in operations, the repayment of debt, and share repurchase programs.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

10.1	Form of the Supplemental Incentive Stock Option Notice with respect to time based Options
10.2	Form of the Supplemental Incentive Stock Option Notice with respect to performance based Options

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 3, 2010

VIRGIN MEDIA INC.

	By:	/s/ Scott G. Dresser
	Name:	Scott G. Dresser
	Title:	Assistant Secretary

EXHIBIT INDEX

Exhibit	Description
10.1	Form of the Supplemental Incentive Stock Option Notice with respect to time based Options
10.2	Form of the Supplemental Incentive Stock Option Notice with respect to performance based Options